Exhibit 99.1.6.1
                                                                ----------------


                           [seal of State of Delaware]
                                      State
                                       of
                                    DELAWARE
                        [graphic of crossed palm leaves]
                          Office of SECRETARY OF STATE





       I, Michael Harkins, Secretary of State of the State of Delaware, do hereby certify that the attached is a true and correct copy of Certificate of Incorporation filed in this office on November 22, 1976.









                                         /s/ Michael Harkins
                                         ---------------------------------------
                                           Michael Harkins, Secretary of State

       [seal of Secretary of State       By:  /s/ J. Butler
       of Delaware]                           ----------------------------------
                                         Date:  December 10, 1987

================================================================================


                          CERTIFICATE OF INCORPORATION


                                       OF


                                  ADVEST, INC.


================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                    Page
                                                                    ----


ARTICLE I      NAME....................................................1

ARTICLE II     REGISTERED OFFICE AND REGISTERED AGENT..................1

ARTICLE III    CORPORATE PURPOSES AND POWERS...........................1

ARTICLE IV     CAPITAL STOCK...........................................2

      Section 1.  Shares, Classes and Series Authorized................2

      Section 2.  Designations, Powers, Preferences, Rights,
                  Qualifications, Limitations and Restrictions
                  of Capital Stock.....................................2

PART I - PREFERRED STOCK...............................................2

PART II - COMMON STOCK.................................................3

ARTICLE V      RESTRICTION ON DIVIDENDS................................3

ARTICLE VI     RIGHTS AND OPTIONS OF CORPORATION TO PURCHASE SHARES
               OF CAPITAL STOCK FROM HOLDERS THEREOF...................4

      Section 1.  When Rights and Options Arise........................4

      Section 2.  Failure to Exercise Rights and Options Does Not
                  Operate as Waiver ...................................7

      Section 3.  Consideration to be Paid by Corporation..............7

      Section 4.  Designation by Corporation of Other Purchasers and
                  Consideration to be Paid by Them.....................9

      Section 5.  Determination of Net Book Value.....................10

      Section 6.  Method of Exercising Corporation's Right and Option
                  to Purchase Shares..................................11

      Section 7.  Right and Option Exercisable with Respect to All or
                  Any Part of the Shares Subject Thereto..............12

      Section 8.  Right of Holder to Transfer Shares Upon Non-Exercise
                  by Corporation of Right to Purchase.................13

      Section 9.  Conditions Under Which Purchase May be Postponed....15

      Section 10. Waiver by Corporation...............................15

      Section 11. Other Arrangements..................................15

ARTICLE VII    INCORPORATOR...........................................16

ARTICLE VIII   INITIAL DIRECTORS......................................16

ARTICLE IX     BOARD OF DIRECTORS.....................................17

      Section 1.  Powers of the Board of Directors....................17

                                Table of Contents
                                -----------------
                                   (continued)

                                                                    Page
                                                                    ----


      Section 2.  Reliance on Books...................................19

ARTICLE X      MEETINGS OF STOCKHOLDERS AND DIRECTORS; CORPORATE
               BOOKS; ELECTION OF DIRECTORS; NOTICES..................19

ARTICLE XI     TRANSACTIONS WITH DIRECTORS OR OFFICERS................20

ARTICLE XII    INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS......21

      Section 1.  Indemnification.....................................21

      Section 2.  Insurance...........................................21

ARTICLE XIII   COMPROMISE OR ARRANGEMENT BETWEEN CORPORATION AND
               ITS CREDITORS OR STOCKHOLDERS..........................22

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  ADVEST, INC.

                                -----------------


                                   ARTICLE I

                                      NAME


      The name of the Corporation is:

                                  ADVEST, INC.

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT


      The registered office of the Corporation in the State of Delaware is to be located at 100 West Tenth Street, in the City of Wilmington, County of New

Castle. The name and address of the Corporation's registered agent is The

Corporation Trust Company, 100 West Tenth Street, in the City of Wilmington,

County of New Castle, State of Delaware 19801.


                                  ARTICLE III

                          CORPORATE PURPOSES AND POWERS


      The purpose of the Corporation is to engage in any part of the world in any capacity in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and the Corporation

shall be authorized to exercise and enjoy all powers, rights and privileges conferred upon corporations by the
laws of the state of Delaware as in force from time to time, including, without limitation, all powers necessary or appropriate to carry out all those acts and activities in which it may lawfully engage.


                                   ARTICLE IV

                                  CAPITAL STOCK


      Section 1. Shares, Classes and Series Authorized. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is eleven thousand (11,000) shares, of which ten thousand

(10,000) shares shall be Preferred Stock of the par value of one dollar ($l.00)

per share (the "Preferred Stock") and one thousand (1,000) shares shall be

Common Stock of the par value of one dollar ($1.00) per share (the "Common

Stock"). The Preferred Stock and the Common Stock are sometimes hereinafter collectively referred to as "capital stock".


      Section 2. Designations, Powers, Preferences, Rights, Qualifications,

Limitations and Restrictions of Capital Stock. The following is a statement of the designations and the powers, preferences and rights, and the qualifications,

limitations or restrictions thereof, in respect of the classes of the capital stock, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:


                            PART I - PREFERRED STOCK
                            ------------------------


            (a) The dividend rate of the Preferred Stock shall be $9.00 per share per annum. Dividends on the Preferred Stock shall be cumulative and payable quarterly on the first business day of each January, April, July and October in each year commencing April 1, 1977 to holders of record on the respective record dates, which shall be 10 days preceding such quarterly dividend payment dates. So long as any shares of the Preferred Stock of the Corporation are outstanding, the Corporation shall not declare and pay or set apart for payment any dividends (other than dividends payable in Common Stock, or other stock of the Corporation also ranking junior to the Preferred Stock as to dividends) or make any other distribution on Common Stock or other stock of the Corporation also ranking junior to the Preferred Stock as to dividends, unless at the time of making each declaration, payment or distribution., the Corporation shall have declared and paid or provided for the full $9.00 per share dividend on the outstanding Preferred Stock for the current year and all dividends accumulated on the Preferred Stock in respect of previous years.

      (b) The Corporation upon 30 days' notice to holders of record of the Preferred Stock shall be entitled to call for redemption any or all outstanding shares of Preferred Stock at a redemption price of $100.00 per share plus interest accrued to date of redemption.

                             PART II - COMMON STOCK
                             ----------------------

            (c) All shares of Common Stock shall be identical with each other in every respect. The shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which stockholders have the right to vote.

            (d) The rights of the holders of shares of Common Stock of the Corporation to receive dividends on such shares shall be determined from time to time by the Board of Directors; subject, however, to the rights, if any, of the holders of any shares of Preferred Stock which may be outstanding at such time to the prior payment of dividends.

            (e) The Common Stock is subject to all of the powers, rights, privileges, preferences and priorities of the Preferred Stock as are stated and expressed herein.


                                   ARTICLE V

                            RESTRICTION ON DIVIDENDS


      No dividend shall be declared or paid which shall impair the capital of the Corporation nor shall any distribution of assets be made to any stockholder unless the value of the assets of the Corporation remaining after such payment or distribution is at least equal to the aggregate of its debts, liabilities and capital.

                                   ARTICLE VI

                      RIGHTS AND OPTIONS OF CORPORATION TO
              PURCHASE SHARES OF CAPITAL STOCK FROM HOLDERS THEREOF


      Section 1. When Rights and Options Arise. In order to enable the

Corporation to qualify for membership, membership privileges or other privileges on any of the various securities exchanges, boards of trade, commodities exchanges, clearing corporations or associations and/or other similar institutions located within or without the United States and to continue so qualified in good standing, and in order to insure that the business of the

Corporation will be carried on in a manner consonant with the Corporation's responsibilities to the public as an organization so qualified, the shares of capital stock of the Corporation, except as otherwise permitted by any of the various securities exchanges, boards of trade, commodities exchanges, clearing corporations or associations and/or other similar institutions, shall be issued only in the name of the beneficial owner, and no transfer of such shares shall be effected except on the stock books of the Corporation upon surrender of the stock certificates duly endorsed. All shares of capital stock of the Corporation shall at all times be held subject to all of the agreements, conditions and restrictions set forth in this Certificate of Incorporation, as amended from time to time, the provisions of which shall at all times apply equally both to an original holder of shares and to each and every subsequent holder thereof,

and each holder of capital stock, by the acceptance of a stock certificate representing shares of the Corporation's capital stock, agrees with the

Corporation and with each other holder of capital stock, in consideration of such agreement of each such other holder of capital stock, to such agreements, conditions and restrictions, and as follows with respect to the matters set forth in the following Paragraphs (a) through (f) of this Section 1:

            (a) In the event of death, adjudication of incompetency, bankruptcy or insolvency of any holder of capital stock of the Corporation, at the option of the Board of Directors, the Corporation shall have the sole right and option to purchase the shares of capital stock of the Corporation owned by the deceased, incompetent, bankrupt or insolvent holder for a period commencing on the date of death, adjudication of incompetency, bankruptcy or insolvency of such holder and terminating 90 days after (i) the date the Corporation receives written notice at its principal place of business of such death, adjudication of incompetency, bankruptcy or insolvency, or (ii) the date the Corporation mails written notice to such holder, his legal representative or trustee in bankruptcy, by registered mail sent to the last known address of such holder, that the Corporation is on notice of such death, adjudication of incompetency, bankruptcy or insolvency, whichever date first occurs.

            (b) Except as provided in Section 8 of this Article VI, whenever and as often as any holder of capital stock of the Corporation (in the case of an individual in his lifetime, or in the event of his death or incompetency his legal representative, after expiration of the option period prescribed in Paragraph (a) of this Section 1 without the Corporation's having exercised its said right and option) shall desire to sell, assign, transfer or otherwise dispose of, with or without consideration, any shares of capital stock of the Corporation, such holder or legal representative, as the case may be, shall notify the Corporation in writing at its principal place of business to such effect, stating the number and class or series of shares which such holder or legal representative desires to sell, assign, transfer or otherwise dispose of and the name of the person or persons to whom it is desired to make such sale, assignment, transfer or other disposition. Upon receipt of such notice, the Corporation, at the option of the Board of Directors, shall have the sole right and option, for a period of 90 days from the date of receipt of such notice, or, if no such notice is given, for a period of 90 days from the date the certificate or certificates representing the shares in question are presented to the Corporation for transfer, to purchase all, or any part of, the shares of capital stock of the Corporation desired to be sold, assigned, transferred or otherwise disposed of. No holder of capital stock of the Corporation shall have the right to sell, assign, transfer or otherwise dispose of any shares of such capital stock, or give the notice provided for in this Paragraph (b), during the period any option provided for in this Section 1 remains exercisable.

            (c) Whenever it is determined by the Corporation that any holder of capital stock of the Corporation has violated any material agreement made by such holder with the Corporation, at the option of the Board of Directors, the Corporation shall have the sole right and option to purchase the shares of capital stock of the Corporation held by such holder for a period of 90 days from the date the Corporation mails written notice of such determination to such holder, by first class mail sent to the last known address of such holder; and whenever it has been determined by any one of the various securities exchanges, boards of trade, commodities exchanges, clearing corporations or associations and/or similar institutions with which the Corporation has membership privileges or other privileges, that any holder of capital stock of the Corporation has violated any material agreement made by such holder therewith, or any such holder shall have been suspended or expelled from, or any required approval of him or it as a holder of such capital stock shall have been refused, terminated or withdrawn by any one of such securities exchanges, boards of trade, commodities exchanges, clearing corporations or associations and/or similar institutions, the Corporation, at the option of the Board of Directors, shall have the sole right and option to purchase the shares of capital stock held by such holder for a period of 90 days from the date the Corporation receives written notice at its principal place of business of such determination, suspension, expulsion or refusal, termination or withdrawal of approval, as the case may be, or from the date the Corporation mails written notice, as aforesaid, that the Corporation is on notice thereof, whichever date first occurs.

            (d) Whenever any holder of capital stock of the Corporation, for reasons other than those set forth in Paragraphs (a) , (c) and (f) of this
      Section 1, ceases to be qualified or approved, pursuant to the rules and regulations of the New York Stock Exchange, Inc., or ceases to be either a member organization, member or an allied member of the New York Stock Exchange, Inc. or ceases to be an officer or employee of the Corporation (or of a member organization of the New York Stock Exchange, Inc. which is a holder off capital stock of the Corporation) actively engaged in the business of the Corporation (or such member organization) and devoting the major portion of his time thereto (unless such holder is in active government service or unless the health of such holder does not permit such active engagement in the business of the Corporation (or such member organization), at the option of the Board of Directors, the Corporation shall have the sole right and option to purchase the shares of capital stock of the Corporation held by such holder (i) in the case of such holder so ceasing to be qualified or approved or a member organization, member or allied member of the New York Stock Exchange, Inc., for a period of 90 days from the date the Corporation receives written notice at its principal place of business of such cessation, or from the date the Corporation .mails written notice to the holder, by first class mail sent to the last known address of such holder, that the Corporation is on notice of such cessation, whichever date first occurs, and (ii) in the case of such holder ceasing to be an officer or employee of the Corporation (or such member organization) so engage, for a period of 90 days from the date the Corporation mails written notice, as aforesaid, that it has determined that the holder has ceased to be so engaged.

            (e) Except as provided in Section 8 of this Article VI, whenever the shares of capital stock of any holder thereof are involuntarily transferred by operation of law or otherwise, other than by transfer (i) occasioned by the death or adjudication of incompetency of such holder, or
      (ii) occasioned by the death of a legal representative, at the option of the Board of Directors, the Corporation shall have the sole right and option to purchase from the transferee (hereinafter called the "involuntary transferee") the shares of capital stock of the Corporation acquired by the involuntary transferee, for a period of 90 days from the date the Corporation receives written notice at its principal place of business of such transfer or from the date the Corporation mails written notice to the involuntary transferee, by first class mail sent to the last known address of the holder whose shares have been so transferred, that the Corporation is on notice of such transfer, whichever date first occurs.

            (f) Whenever any holder of capital stock of the Corporation resigns in writing as an officer or employee of the Corporation (or of a member organization of the New York Stock Exchange, Inc. which is a holder of capital stock of the Corporation) or retires under any retirement plan or policy of the Corporation (or such member organization), then, at the option of the Board of Directors, the Corporation shall have the first right and option to purchase the shares of capital stock of the Corporation held by such holder (i) in the case of such holder resigning, for a period of 90 days from the date the Corporation receives written notice of resignation, irrespective of the date such resignation takes effect, and (ii) in the case of such holder retiring under any such plan or policy, for a period of 90 days prior to the date such retirement is to become effective, or 90 days from the date the Corporation receives written notice of retirement, irrespective of the date such retirement takes effect, whichever is earlier.

      Section 2. Failure to Exercise Rights and Options Does Not Operate as

Waiver. Failure to exercise any right and option accruing pursuant to any one of the Paragraphs of Section 1 of this Article VI shall not prevent the exercise of any right and option subsequently accruing pursuant to any one of the said

Paragraphs, whether such subsequent right and option shall accrue pursuant to the same or a different Paragraph.


      Section 3. Consideration to be Paid by Corporation. The consideration to be paid by the Corporation for the purchase of any shares of capital stock purchased by the Corporation upon the exercise by it of any right and option arising pursuant to any one of the Paragraphs of Section 1 of this Article VI shall be as follows:

            (a) Except as provided in Paragraph (c) of this Section 3, the consideration for the purchase of shares of capital stock of the Corporation shall be paid in cash or in promissory notes of the Corporation, or both, in such proportions as the Board of Directors may determine, provided, however, that if the payment of cash would reduce the net capital of the Corporation to an amount less than the net capital requirements under the then applicable rules and regulations of the New York Stock Exchange, Inc., Rule 15c3-l of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, or any successor rule of the Securities and Exchange Commission, the New York Stock Exchange, Inc., or a governmental body or authority having appropriate authority which is in effect at the time of such purchase, then the Corporation shall give promissory notes of the Corporation in lieu of cash to the extent possible without violation of such regulatory provision. Such promissory notes shall be subordinated to general creditors of the Corporation (and may be junior to, or equal with, any other indebtedness of the Corporation which qualifies as subordinated indebtedness for the purposes of determining net capital), shall bear interest at a rate of 6% per annum or the lowest rate of interest charged at the time of the issuance of such indebtedness by The Connecticut Bank and Trust Company on 90-day loans to substantial and responsible commercial borrowers (such lowest rate being herein called the "Prime Rate"), whichever is lower, shall have a maturity date of not less than one year from the date of issuance, and shall contain such other provisions as may be required by the Constitution and rules and regulations of the New York Stock Exchange, Inc., all as determined by the Board of Directors of the Corporation, and the Corporation shall have the right of prepayment of all or any part thereof at any time without premium.

            (b) All determinations of the net capital of the Corporation and its aggregate indebtedness shall be made by the Corporation in accordance with any rule or regulation of the Securities and Exchange Commission and/or the New York Stock Exchange, Inc. relating to capital requirements for member organizations in effect at the time of such determination, and any such determination made in good faith by the Corporation shall be conclusive and binding upon the Corporation and all holders of capital stock of the Corporation.

            (c) Nothing contained in this Section 3 shall be construed to prevent the Corporation, or any person designated by the Corporation pursuant to Section 4 of this Article VI, from paying the consideration for the purchase of shares in a manner not provided for in this Section 3 if mutually agreed to by the Corporation and the holder of such shares and approved by the Board of Directors of the Corporation.

            (d) In the event that a holder of capital stock receives a bona fide offer in writing from another holder of capital stock to purchase shares of capital stock for cash and desires to sell shares of capital stock pursuant to such offer and notice thereof is given to the Corporation pursuant to the provisions of Paragraph (b) of Section 1 of this Article VI, which notice shall include the price offered, then, in the event that the Corporation desires to exercise its right and option to purchase such shares pursuant to said Paragraph, the consideration to be paid therefor (i) by the Corporation shall be cash or promissory notes of the Corporation or both, in such proportions as the Board of Directors may determine or (ii) by a person designated by the Corporation pursuant to Section 4 of this Article VI shall be cash, in the amount of the net book value of the shares in question, determined in accordance with the provisions of Section 5 of this Article VI, or the price which the person desiring to purchase the shares of capital stock has offered to pay, whichever is lower. Such promissory notes shall be subordinated to general creditors of the Corporation (and may be junior to, or equal with, any other indebtedness of the Corporation which qualifies as subordinated indebtedness for the purposes of determining net capital), shall bear interest at a rate of 6% per annum or the Prime Rate, whichever is lower, shall have a maturity date of not less than one year from the date of issuance, and shall contain such other provisions as may be required by the Constitution and rules and regulations of the Securities and Exchange Commission and/or the New York Stock Exchange, Inc., all as determined by the Board of Directors of the Corporation, and the Corporation shall have the right of prepayment of all or any part thereof at any time without premium.

      Section 4. Designation by Corporation of Other Purchasers and

Consideration to be Paid by Them. Whenever the Corporation shall be entitled to purchase any shares its capital stock upon the exercise of any right and option arising pursuant to the provisions of Section 1 of this Article VI, the

Corporation may designate such other person or persons as purchasers of all or any part of such shares as may be satisfactory to any of the various securities exchanges, boards of trade, commodities exchanges, clearing corporations or associations and/or other similar institutions with which the Corporation has membership privileges or other privileges whose approval, if any, of a holder of such shares is required. The consideration for the purchase of any shares of capital stock of the Corporation purchased by any person so designated, whether the shares being purchased by such person represent all or only a part of the aggregate number of shares being purchased and irrespective of whether, in the latter case, the Corporation shall, except as otherwise provided in Paragraph

(d) of Section 3 of this Article VI, be paid in cash at the net book value of the shares being purchased determined in accordance with the provisions of Section 5 of this Article VI.

      Section 5. Determination of Net Book Value.

            (a) Time of Determination of Net Book Value; Termination of Rights. The net book value of any shares of the capital stock of the Corporation purchasable upon the exercise of any right and option arising pursuant to the provisions of Section 1 of this Article VI shall be determined as of the last day of the month in which the 90-day period for exercise of the Corporation's right and option commenced (such date being in this Article VI referred to as the "valuation date"). Except as otherwise herein provided, from and after the valuation date, all rights of the holder of shares of capital stock to be purchased pursuant to the provisions of this
      Article VI, including, without limitation, all dividend rights, shall permanently cease and terminate (irrespective of whether a dispute arises with respect to the computation of the net book value of such shares), excepting only the right to receive the payment therefor provided in
      Section 6 of this Article VI, with interest on the amount of such payment for the period from the valuation date to the payment date (as hereinafter defined) computed at such rate as shall be determined by the Board of Directors of the Corporation, subject to the rules and regulations of the New York Stock Exchange, Inc.

            (b) Method of Determination of Net Book Value. The net book value of each share of capital stock of the Corporation for the purposes of this
      Article VI shall be determined in accordance with generally accepted accounting principles.

            (c) Dispute as to Net Book Value. The determination of net book value by the Corporation shall be conclusive and binding upon the Corporation and all holders of capital stock of the Corporation unless a holder whose shares are being purchased notifies the Corporation in writing, not more than seven days subsequent to the date on which the Corporation has notified the holder of such determination, that the Corporation's determination of the net book value of the shares to be purchased is disputed. In the event of such notification by a stockholder, such net book value shall be determined (as of the same date as the disputed determination) by a firm of independent public accountants selected by the Board of Directors of the Corporation (which may be the firm which regularly examines the statement of financial condition of the Corporation) which firm is to follow the standards set forth in Paragraph
      (b) of Section 5 of this Article VI; provided, however, that in computing such net book value the independent public accountants shall be bound by the determinations of the Board of Directors as to the value of any assets or the amounts of any liabilities or items of income or expense which, in the opinion of the Board of Directors, are not readily ascertainable; and the determination of such net book value by such independent public accountants shall be conclusive and binding upon the Corporation and such holder. The expense of any such determination by such accountants shall be paid by such objecting stockholder; provided, however, that if the net book value so determined shall be greater than the net book value as determined by the Corporation by more than 10%, such expense shall be paid by the Corporation.

      Section 6. Method of Exercising Corporation's Right and Option to Purchase

Shares. The method of exercising any right and option arising pursuant to the provisions of Section 1 of this Article VI to purchase any shares of capital stock of the Corporation shall be effected by the Corporation as follows:

            (a) The Corporation shall mail by first class mail to the address of the holder of the shares subject to such right and option as the same shall appear on the books of the Corporation as of the date such notice is mailed, not later than the close of business on the last business day in the option period, a written notice advising of the election to exercise such right and option, stating the name of the purchaser or purchasers, the number and class or series of shares to be purchased by each of them and the valuation date. After the net book value of such shares is determined, the Corporation shall mail as aforesaid a second notice to such holder, which notice shall state the price per share to be paid by the Corporation or such purchaser or purchasers, the kind or the kinds of consideration and the proportions thereof to be paid and the date upon which payment of the consideration for such shares will be made at the principal place of business of the Corporation (such date of payment being in this Article VI referred to as a "payment date") , which date, as so designated by the Corporation, shall be not more than 12 months after the valuation date; provided, however, that the Corporation shall not, without the prior written consent of the Securities and Exchange Commission and/or the New York Stock Exchange, Inc., purchase any shares of its capital stock on less than six months' notice given to the New York Stock Exchange, Inc., and not sooner than six months after the original issuance of such shares (or any predecessor shares). Such second notice to such holder shall be mailed not less than 30 days in advance of such payment date. The holder of the shares being so purchased shall present the certificate or certificates representing such shares, properly endorsed for transfer, to the Corporation on the payment date specified in such second notice, against receipt of the consideration then due.

            (b) In the event that there shall be a dispute as to the net book value of shares of capital stock being purchased pursuant to this Article VI and a determination thereof is to be made by a firm of independent public accountants pursuant to Paragraph (c) of Section 5 of this Article VI, such payment date shall be postponed until such determination has been made and the Corporation has mailed, by first class mail to the last known address of the disputant, written notice of such determination and of the date upon which the payment of the consideration for the shares in question is to be made, which notice shall be given not more than ten days after such determination has been made and shall specify a date for such payment not less than ten and not more than ninety days following the mailing of such notice, subject to the provisions of Paragraph (a) of this Section 6.

            (c) Any documentary stamp tax or transfer tax payable in connection with the purchase of shares pursuant to this Article VI shall be paid by the purchaser or purchasers of such shares. If, on the payment date, a holder shall fail to deliver the certificate or certificates for the shares being purchased from him properly endorsed for transfer, then the consideration to be paid for such shares shall be set by the Corporation, when due and payable, separate and apart from its other funds in a special account for such holder upon surrender of the certificate or certificates for such shares properly endorsed for transfer. In the event that such right and option are so exercised and the consideration is deposited with the Corporation by a person or persons designated by the Corporation pursuant to the provisions of Section 4 of this Article VI, and such holder shall fail to deliver the certificate or certificates as aforesaid, then such consideration shall be returned to such person or persons and the Corporation shall substitute from its funds an amount equal to such consideration and shall set aside such funds as aforesaid. If such holder of shares of capital stock shall not, within five years after the first payment date, claim the amount deposited with respect to the purchase of his shares, the consideration so set aside by the Corporation for his benefit shall at the option of the Board of Directors revert to the general funds of the Corporation, and thereupon such consideration shall become contributions to the capital of the Corporation and the holder of such shares shall have no further claim or right to such consideration.

      Section 7. Right and Option Exercisable with Respect to All or Any Part of the Shares Subject Thereto. Whenever the Corporation shall be entitled to purchase any shares of its capital stock upon the exercise of any right and option arising pursuant to the provisions of Section 1 of this Article VI, such right and option shall be exercisable with respect to all or any part of the shares of capital stock subject thereto, whether the purchaser is the

Corporation or a person or persons designated by the Corporation pursuant to the provisions of Section 4 of this Article VI.

      Section 8. Right of Holder to Transfer Shares Upon Non-Exercise by

Corporation of Right to Purchase. Whenever, pursuant to the provisions of

Paragraph (b) or (e) of Section 1 of this Article VI, the Corporation shall have a right and option to purchase any shares of capital stock of any holder thereof and the Corporation shall fail to give notice in the manner prescribed in

Section 6 of this Article VI that it or its designee or designees will purchase such shares, then such holder, upon the expiration of the 90-day period during which the Corporation shall have had such right and option, shall be free for a period of 90 days to sell, assign, transfer or otherwise dispose of such shares on the books of the Corporation to any person or persons satisfactory to the various securities exchanges, boards of trade, commodities exchanges, clearing corporations or associations and/or other similar institutions with which the

Corporation has membership or other privileges, and which institutions' approval of a holder of such shares is required; provided, however, that such shares shall, after such transfer, or, if not so transferred, after the expiration of the period of 90 days during which such holders shall have been free so to transfer them, again become subject to all of the provisions of this Article VI.


      Section 9. Conditions Under Which Purchase May be Postponed. The

Corporation shall not be permitted on the payment date referred to in Paragraph

(a) of Section 6 of this Article VI to purchase shares of capital stock as to which any right and option of the Corporation may have been exercised pursuant to the provisions of Section 1 of this Article VI unless as of such date (i) the

Corporation has funds legally available to make payment for all shares of capital stock which are the subject of such a notice and all other shares of capital stock that may have been tendered to the

Corporation pursuant to this Article VI and not theretofore purchased by the

Corporation, whether or not the obligation of the Corporation to purchase any or all of such shares of capital stock has been postponed pursuant to the provisions of this Section 9; and (ii) payment in full for the purchase of all such shares of capital stock would not be contrary to, or result in any violation of, any provisions then in effect of any constitution, rule or regulation of, or any policy of, any of the various securities exchanges, boards of trade, commodities exchanges, clearing corporations or associations and/or other similar institutions with which the Corporation has membership privileges or other privileges or any rule or regulation of the Securities and Exchange

Commission or any other governmental agency having jurisdiction and (iii) no event of default under any indebtedness for borrowed money of the Corporation has occurred and is continuing or would be caused by such purchase of shares of capital stock. If the Corporation is not permitted to purchase such shares, the

Corporation shall so advise the holder thereof, in writing by first class mail to the holder's last known address, and the obligation of the Corporation to purchase such shares and the payment date referred to in Paragraph (a) of

Section 6 of this Article VI shall, except as otherwise hereinafter provided, be postponed until such time as the provisions of this Section 9 permit such purchase and the purchase of all such other shares, and at such time the

Corporation shall so advise the holder of such shares in writing in the manner aforesaid and thereupon each holder of such shares shall have the obligation to tender for sale to the Corporation, and the Corporation shall be required to purchase, such shares for the full consideration which would have been paid had the Corporation not been prevented from purchasing such shares by reason of the provisions
off this Section 9, plus the interest specified in Paragraph (a) of Section 5 of this Article VI accrued from the valuation date.


      Section 10. Waiver by Corporation. The Corporation, in any particular case or cases, may waive all or any of its rights and options under any one or more of the provisions of this Article VI, but any such waiver shall apply only to the case or cases wherein such rights or options are expressly waived and no such waiver shall be construed to apply to any other case or cases; provided,

however, that the Corporation may not waive any provision if the carrying out of the transaction contemplated by the waiver would be contrary to, or result in any violation of, any law or any provision then in effect of any constitution,

rule or regulation of, or any policy of, any of the various securities exchanges, boards of trade, commodities exchanges, clearing corporations or associations and/or similar institutions with which the Corporation has membership privileges or other privileges, or any rule or regulation of the

Securities and Exchange Commission or any other governmental agency having jurisdiction.


      Section 11. Other Arrangements. Nothing in this Article VI shall be deemed to prohibit or affect the validity or any term of any contractual arrangements which the Corporation may make from time to time with any of its shareholders to purchase all or any part of the shares held by such holders or to arrange for such purchase by others, provided that such arrangements are approved by the

Board of Directors of the Corporation.

                                  ARTICLE VII

                                  INCORPORATOR


      The name and mailing address of the incorporator of the Corporation is as follows:

            Emily Berlin
            53 Wall Street
            New York, New York 10005


                                  ARTICLE VIII

                                INITIAL DIRECTORS


      The names and mailing addresses of the persons who are to serve as

Directors until the first annual meeting of the stockholders or until their successors are elected and qualify are as follows:

            Charles T. Larus
            Six Central Row
            Hartford, Connecticut 06103


            D.T. O'Brien
            Six Central Row
            Hartford, Connecticut 06103


            Anthony A. LaCroix
            Six Central Row
            Hartford, Connecticut 06103

                                   ARTICLE IX

                               BOARD OF DIRECTORS


      Section 1. Powers of the Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the

Corporation is expressly authorized:

            (a) To make, alter, amend or repeal from time to time any of the By-Laws of the Corporation, except such of them as shall have been made from time to time by the holders of shares of capital stock entitled to vote thereon; provided, however, that any By-Law made by the Board of Directors may be altered, amended or repealed by the holders of capital stock of the corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose.

            (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

            (c) To determine the use and disposition of any surplus and net profits of the Corporation, including the determination of the amount of working capital required, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purposes and to abolish any such reserve in the manner in which it was created.

            (d) To designate, by resolution passed by a majority of the whole Board, one or more committees of the Board, each committee to consist of one or more directors of the Corporation, which, to the extent provided in the resolution designating the committee or in the By-Laws of the Corporation, shall have and may exercise, subject to the provisions of the General Corporation Law of Delaware, the powers of the Board of Directors in the management of the business and affairs of the Corporation, including, without limitation, the powers of the Board of Directors referred to in Articles IV and VI hereof to effect, or which are related or incidental to, purchase of shares of the Corporation's capital stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be provided in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

            (e) To adopt or assume and carry out such plans as may from time to time be approved by it for the distribution among the officers or employees of the Corporation, or any of them, in addition to their regular salaries or wages, of part of the earnings of the Corporation in consideration for or in recognition of the services rendered by such officers or employees or as an inducement to future efforts. No such plan which is not at the time of adoption or assumption unreasonable or unfair shall be invalidated or in any way affected because any director shall be a beneficiary thereunder or shall vote for any plan under which he may benefit or for any distribution thereunder in which he may participate.

            (f) To adopt or assume and carry out such pension, deferred compensation, profit-sharing or retirement plans as may from time to time be approved by it, providing for pensions, deferred compensation, profit-sharing plan benefits or retirement income for officers or employees of the Corporation, in consideration for or in recognition of the services rendered by such officers or employees or as an inducement to future efforts. No such plan which is not at the time of adoption or assumption unreasonable or unfair shall be invalidated or in any way affected because any director shall be a beneficiary thereunder or shall vote for any plan under which he may benefit or for any distribution thereunder in which he may participate.

            (g) To authorize the Corporation, in order to qualify for membership, membership privileges or other privileges on any of the various securities exchanges, boards of trade, commodities exchanges, clearing corporations or associations and/or other similar institutions located within or without the United States and to continue so qualified in good standing, to enter into agreements from time to time with persons holding shares of capital stock of the Corporation or who are about to become holders thereof under the terms of which the Corporation may undertake obligations, in addition to those contained in, and which may be at variance with, the provisions of Article VI hereof, to purchase shares of capital stock of the Corporation from such purchaser, or to arrange for or permit such purchase by others, at such price and upon such other terms and conditions as the Board of Directors of the Corporation may determine with respect to each such agreement; provided, however, that no such agreement shall permit the purchase of shares by the Corporation unless
      (i) the Corporation has funds legally available to purchase such shares, and (ii) the purchase of such shares would not be contrary to, or result in any violation of, any provisions then in effect of any constitution, rule or regulation of, or any policy of, any of the various securities exchanges, boards of trade, commodities exchanges, clearing corporations or associations, and/or other similar institutions with which the Corporation has membership privileges or other privileges, or any rule or regulation of the Securities and Exchange Commission or any other governmental agency having jurisdiction.

            (h) To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and of this Certificate of Incorporation and to the By-Laws of the Corporation.

      Section 2. Reliance on Books. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officers or by independent public accountants as to the value and amount of the assets, liabilities and/or net profits of the

Corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's capital stock might properly be purchased or redeemed.


                                   ARTICLE X

                     MEETINGS OF STOCKHOLDERS AND DIRECTORS;
                 CORPORATE BOOKS; ELECTION OF DIRECTORS; NOTICES


      Meetings of holders of the capital stock of the Corporation and of the

Board of Directors and of any committee thereof may be held outside the State of

Delaware if the By-Laws shall so provide. Any action required by the General

Corporation Law of Delaware to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, in the manner provided by the General

Corporation Law of Delaware and by the By-Laws of the Corporation. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting in the manner provided by the General Corporation Law of Delaware, if the By-Laws of the Corporation

shall so provide. Except as otherwise provided by law, the books of the

Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the

Corporation. The elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide. Any notice required by this Certificate of

Incorporation to be given by first class mail may instead be delivered to the addressee in person.


                                   ARTICLE XI

                     TRANSACTIONS WITH DIRECTORS OR OFFICERS


      No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation,

partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest,

shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of

Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

            (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

            (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

            (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

      Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE XII

                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS


      Section 1. Indemnification. The Corporation shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement or otherwise to the full extent permitted now or hereafter by the laws of the State of Delaware.

      Section 2. Insurance. The Board of Directors, notwithstanding any interest of the directors in the action, may authorize the Corporation to purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate,

on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such,

whether or not the Corporation shall have the power to indemnify him `against any such liability under the provisions of this Article XII.

                                  ARTICLE XIII

                        COMPROMISE OR ARRANGEMENT BETWEEN
                  CORPORATION AND ITS CREDITORS OR STOCKHOLDERS


      Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this

Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of

Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be,

agree to any compromise or arrangement and to any reorganization of this

Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this

Corporation.

      I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the

State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of November, 1976.


                                      /s/ Emily Berlin
                                      --------------------------------
                                              Emily Berlin

                           [seal of State of Delaware]
                                      State
                                       of
                                    DELAWARE
                        [graphic of crossed palm leaves]
                          Office of SECRETARY OF STATE





               I, Robert H. Reed, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Incorporation of the "ADVEST, INC.", as received and filed in this office the twenty-second day of November, A.D. 1976, at 3:45 o'clock P.M.








                                  In Testimony Whereof, I have hereunto set my hand and official seal at Dover this twenty-second day of November in the year of our
                                       Lord one thousand nine hundred
                                       and seventy-six.


            [seal of certificate]      /s/ Robert H. Reed
                                       -----------------------------------------
                                           Robert H. Reed   Secretary of State

                                       /s/ Grover A. Biddle
                                       -----------------------------------------
                                           Grover A. Biddle  Assistant Secretary
                                           of State

                           [seal of State of Delaware]
                                      State
                                       of
                                    DELAWARE
                               [graphic of scroll]
                          Office of SECRETARY OF STATE





            I, Michael Harkins, Secretary of State of the State of Delaware, do hereby certify that the attached is a true and correct copy of Certificate of Amendment filed in this office on November 3, 1980.









                                           /s/ Michael Harkins
                                           -------------------------------------
                                           Michael Harkins, Secretary of State

            [seal of Secretary of State    By:  /s/ J. Butler
            of Delaware]                        --------------------------------
                                           Date:  December 10, 1987

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  ADVEST, INC.


      Advest, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY

CERTIFY:


      FIRST: That Article IV of the Certificate of Incorporation be and it

hereby is amended to read as follows:


                                   ARTICLE IV

                                  CAPITAL STOCK


      Section 1. Shares, Classes and Series Authorized. The Total number of shares of all classes of capital stock which the Corporation shall have authority to issue is twenty-one thousand (21,000) shares, of which twenty thousand (20,000) shares shall be Preferred Stock of the par value of one dollar

($1.00) per share (the "Preferred Stock") and one thousand (1,000) shares shall be Common Stock of the par value of one dollar ($1.00) per share (the "Common

Stock"). The Preferred Stock is hereby authorized to be issued in one or more series. The Preferred Stock and Common Stock are sometimes hereinafter collectively called "capital stock".


      Section 2. Designations, Powers, Preferences, Rights, Qualifications,

Limitations and Restrictions of Capital Stock. The following is a statement of the designations and the powers, preferences and rights, and the qualifications,

limitations or
restrictions thereof, in respect of the classes of the capital stock, and of the authority with respect thereto expressly vested in the Board of Directors of the

Corporation:


                            PART I - PREFERRED STOCK
                            ------------------------

            (a) The Preferred Stock may be issued from time to. time in series, the shares of each series to be non-voting cumulative stock with an annual dividend rate to be determined by the Board of Directors which shall fairly reflect comparable preferred dividend rates as of the date of issuance of the shares and such shares shall be callable by the Corporation at a redemption price of One Hundred Dollars ($100.00) per share plus interest accrued to date of redemption. The shares of each series shall also have such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed in a resolution or resolutions providing for the issue of such series, adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions hereof.

            (b) Authority is hereby expressly granted to and vested in the Board of Directors, subject to the provisions of this Section 2, to classify or reclassify, by resolution, any unissued shares of Preferred Stock into one or more series of Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issue of such series:

                  (i) The maximum number of shares to constitute such series and the distinctive designation thereof; provided that, unless otherwise prohibited by the terms of such series, the number of shares of such series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares of Preferred Stock and the number of shares of such series may be increased by the Board of Directors in connection with any such classification or reclassification:

                  (ii) The annual dividend rate on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock; provided, however, that such dividends shall be cumulative;

                  (iii) Whether the shares of such series shall be subject to redemption by the Corporation at the option of the holder or upon the happening of a specified event, and, if made subject to redemption, the times or events, prices and other terms and conditions of such redemption;

                  (iv) The rights of the holders of shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the

            Corporation, and the preference or relation which such rights shall bear to the rights of any other class or classes or any other series of capital stock upon the happening of any such event;

                  (v) Whether or not the shares of such series shall be subject to th. operation of a purchase, retirement or sinking fund, and, if so, the extent to and manner in which any such purchase, retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                  (vi) Whether or not the shares of such series shall be
            convertible into, or exchangeable for, at the option of the Corporation or the holder or both or upon the happening of a specified event, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the times or events, price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and other terms and conditions of such conversions or exchanges;

                  (vii) The limitations and restrictions, if any, to be
            effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation, of the Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation;

                  (viii) The conditions or restrictions, if any, upon the
            creation of indebtedness of the Corporation or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets upon liquidation, dissolution or winding up;

                  (ix) The restrictions, if any, on the issue or reissue of any shares of such series;

                  (x) Any other preferences and relative, participating,
            optional, or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent with this
            Section 2.

            (c) All shares of any one series of the Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which the dividends thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of Paragraph (b) hereof;

      and all shares of Preferred Stock shall rank senior to all shares of the Common Stock both as to dividends and upon liquidation.

            (d) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock of the Corporation, the holders of the shares of each series of the Preferred Stock shall be entitled to receive payment at the rate fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, plus, an amount equal to all dividends (whether or not earned or declared) accumulated to the date of final distribution to such holders; but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this Paragraph (d), the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all the property or assets of the Corporation shall be deemed a voluntary liquidation, dissolution or winding up of the Corporation, but a consolidation or merger of the Corporation with one or more other corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

            (e) Except as otherwise required by the laws of the State of Delaware, the holders of shares of Preferred Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.

            (f) The Board of Directors shall at any time, have the right, with respect to all outstanding shares of the Preferred Stock to redeem such shares at a price of One Hundred Dollars ($100.00) per share, plus interest accrued to date of redemption, on 30 days notice to the holders thereof.

            (g) The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock of the Corporation.

                             PART II - COMMON STOCK
                             ----------------------

            (h) All shares of Common Stock shall be identical with each other in every respect. The shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which stockholders have the right to vote.

            (i) The rights of the holders of shares of Common Stock of the Corporation to receive dividends on such shares shall be determined from time to time by the Board of Directors; subject, however, to the rights of the holders of shares of any series of Preferred Stock which may be outstanding at such time to the prior payment of dividends.

            (j) The Common Stock is subject to all of the powers, rights, privileges, preferences and priorities of all series of the Preferred Stock as are stated and expressed herein and in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly granted to and vested in it by the provisions of this Section 2.


      SECOND: That this Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of

Delaware.


      IN WITNESS WHEREOF, said Advest, Inc., has caused its corporate seal to be hereunto affixed and this certificate to be signed by ANTHONY A. LaCROIX, its

President, and attested by LEE G. KUCKRO, its Secretary, this 27th day of

October, 1980.

[corporate seal]                      ADVEST, INC.


                                      /s/ Anthony A. LaCroix
                                      ------------------------------------------
                                      Anthony A. LaCroix
                                      President

ATTEST:

/s/ Lee G. Kuckro
----------------------------
Lee G. Kuckro
Secretary

                           [seal of State of Delaware]
                                      State
                                       of
                                    DELAWARE
                               [graphic of scroll]
                          Office of SECRETARY OF STATE





            I, Michael Harkins, Secretary of State of the State of Delaware, do hereby certify that the attached is a true and correct copy of Certificate of Designation filed in this office on November 3, 1980.









                                           /s/ Michael Harkins
                                           -------------------------------------
                                             Michael Harkins, Secretary of State

            [seal of Secretary of State    By:  /s/ J. Butler
            of Delaware]                        --------------------------------
                                           Date:  December 10, 1987

                                CERTIFICATE AS TO
                      DESIGNATION, PREFERENCES, RIGHTS AND
                      LIMITATIONS OF SERIES "A" CUMULATIVE
                        PREFERRED STOCK, $1.00 PAR VALUE
                                       OF
                                  ADVEST, INC.


      The undersigned hereby certifies that, pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of

Incorporation, as amended, and pursuant to the provisions of Section 151 of the

General Corporation Law of the State of Delaware, the Board of Directors of the

Corporation, at a meeting duly held on November 29, 1976, duly adopted a resolution, as amended by a resolution effective on October 27, 1980, duly adopted by the unanimous written consent of the Board of Directors of the

Corporation pursuant to the provisions of Section 141(f) of the General

Corporation Law of the State of Delaware, authorizing the issuance of 10,000 shares of Series "A" Cumulative Preferred Stock, $1.00 par value, which resolution, as amended, is as follows:


            RESOLVED: That pursuant to, and in accordance with, the authority expressly granted and vested in the Board of Directors by the Corporation's Certificate of Incorporation, as amended, the issuance of a series of Preferred Stock is hereby authorized, said series to have the distinctive designation of Series "A" Cumulative Preferred Stock (the "Stock") and to consist of no more than 10,000 shares of a par value of one dollar ($1.00) per share. The preferences and relative, participating, optional or other special rights of the Stock, and the qualifications, limitations or restrictions thereof are as follows:

            (1) Except as otherwise required by the laws of the State of Delaware, the holders of shares of Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive any notice of, any meeting of stockholders.

            (2) The holders of Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the funds of the

                  Corporation legally available therefor, cumulative cash dividends at the rate of $9.00 per share per annum, and no more, payable quarterly on the first business day of each January, April, July and October in each year. Dividends on the Stock and any other shares of Preferred Stock then outstanding ranking on a parity with the Stock shall be declared and set apart or paid before any dividend shall be paid or set apart for stock of any other class. Such dividends on the Stock shall be cumulative from and after the date of issuance.

            (3) The Corporation by action of its Board of Directors may redeem the whole or any part of the Stock at any time at one hundred dollars ($100) per share plus accrued and unpaid dividends thereon to the date fixed for redemption. Notice of the election of the Corporation to redeem any shares of Stock shall be given by mailing a copy of such notice to the holders of the shares to be redeemed at least thirty (30) days prior to the date fixed for such redemption. In the case of the redemption of a part only of the Stock outstanding, the Corporation shall designate by lot in a manner to be determined by the Board of Directors, the shares so to be redeemed. Any shares of Stock redeemed in accordance with the provisions of this paragraph 3 shall be cancelled and shall not be reissued.

                  If such notice of redemption shall have been duly mailed and if on or before the redemption date specified in such notice the funds necessary for such redemption shall be set aside so as to be and continue to be available therefor, then notwithstanding that any certificate of Stock so called for redemption shall not have been surrendered for cancellation, the dividends thereon shall cease to accrue from and after the date of redemption so specified, and all rights with respect to the Stock so called for redemption shall, forthwith after such redemption, cease and terminate, except only the right of the holder to receive the redemption price thereof, but without interest from the Corporation.

            (4) The holders of shares of Stock shall have no right to have any of said shares redeemed by the Corporation at the option of the holder.

            (5) In the event of any dissolution, liquidation, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of the Stock at the time outstanding shall be entitled to be paid in cash one hundred dollars ($100) per share together with the amount of all accrued and unpaid dividends' thereon to the date of final distribution to such holders, before any distribution or payment shall be made to the holders of any other class of stock ranking junior to the Stock. The holders of the Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the Corporation other than the distributive amounts referred to in this paragraph.

            (6) The shares of Stock shall not be convertible into, or exchangeable for, shares of the Corporation's stock of any other class or classes, or of any other series of the same class.

            (7) So long as any shares of Stock are outstanding, the Corporation shall not, without the affirmative vote or the written consent as provided by law of the holders of a majority of (i) the outstanding shares of Stock, voting as a class, change the preferences, rights or limitations with respect to the Stock, in any material respect prejudicial to the holders thereof or (ii) the outstanding shares of each series of Preferred Stock, voting together as a class, change the preferences, rights or limitations with respect to the Preferred Stock, in any material respect prejudicial to the holders thereof; provided, however, that nothing in this paragraph 7 shall require such a class vote or consent (a) in connection with any increase in the total number of authorized shares of common stock of the Corporation, or (b) in connection with the issuance of any other series of presently authorized but unissued shares of Preferred Stock, one dollar ($1.00) par value, having such powers and relative, participating, optional and other special rights as shall be stated in the resolution or resolutions providing for the issue of such series as may be adopted by the Board of Directors prior to the issuance of shares thereof, in accordance with the laws of the State of Delaware, or (c) in connection with any increase or decrease in the number of authorized shares of Stock (but not below the number of shares of Stock then outstanding) stated in any future resolution or resolutions as may be adopted by the Board of Directors in accordance with the laws of the State of Delaware; and provided further, that the provisions of this paragraph 7 shall not in any way limit the right and power of the Corporation to issue any bonds, notes, mortgages, debentures and other obligations, and to incur indebtedness of banks and other lenders.

      IN WITNESS WHEREOF, Advest, Inc., has caused its corporate seal to be hereunto affixed and this certificate to be signed by ANTHONY A. LaCROIX, its President, and attested by LEE G. KUCKRO, its Secretary, this 27th day of October, 1980.

[corporate seal]                      ADVEST, INC.


                                      /s/ Anthony A. LaCroix
                                      --------------------------
                                      Anthony A. LaCroix
                                      President

ATTEST:

/s/ Lee G. Kuckro
--------------------------
Lee G. Kuckro
Secretary

                           [seal of State of Delaware]
                                      State
                                       of
                                    DELAWARE
                               [graphic of scroll]
                          Office of SECRETARY OF STATE





            I, Michael Harkins, Secretary of State of the State of Delaware, do hereby certify that the attached is a true and correct copy of Certificate of Designation filed in this office on November 3, 1980.









                                           /s/ Michael Harkins
                                           -------------------------------------
                                           Michael Harkins, Secretary of State

            [seal of Secretary of State    By:  /s/ J. Butler
            of Delaware]                        --------------------------------
                                           Date:  December 10, 1987

                                CERTIFICATE AS TO
                      DESIGNATION, PREFERENCES, RIGHTS AND
                      LIMITATIONS OF SERIES "B" CUMULATIVE
                        PREFERRED STOCK, $1.00 PAR VALUE
                                       OF
                                  ADVEST, INC.


      The undersigned hereby certifies that, pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of

Incorporation, as amended, and pursuant to the provisions of Section 151. of the

General Corporation Law of the State of Delaware, the Board of Directors of the

Corporation, at a meeting duly held on September 20, 1978, duly adopted a resolution, as amended by a resolution effective on October 27, l980, duly adopted by the unanimous written consent of the Board of Directors of the

Corporation pursuant to the provisions of Section 141 (f) of the General

Corporation Law of the State of Delaware, authorizing the issuance of 7,500 shares of Series "B" Cumulative Preferred Stock, $1.00 par value, which resolution, as amended, is a follows:

            RESOLVED: That pursuant to, and in accordance with, the authority expressly granted and vested in the Board of Directors by the Corporation's Certificate of Incorporation, as amended, the issuance of a series of Preferred Stock is hereby authorized, said series to have the distinctive designation of Series "B" Cumulative preferred Stock" (the "Stock") and to consist of no more than 7,500 shares of a par value of one dollar ($1.00) per share. The preferences and relative, participating, optional or other special rights of the Stock, and the qualifications, limitations or restrictions thereof are as follows:

            (1) Except as otherwise required by the laws of the State of Delaware, the holders of shares of Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive any notice of, any meeting of stockholders.

            (2) The holders of Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the funds of the

                  Corporation legally available therefor, cumulative cash dividends at the rate of $10.00 per share per annum, and no more, payable quarterly on the first business day of each January, April, July and October in each year. Dividends on the Stock and any other shares of Preferred Stock then outstanding ranking on a parity with the Stock shall be declared and set apart or paid before any dividend shall be paid or set apart for stock of any other class. Such dividends on the Stock shall be cumulative from and after the date of issuance.

            (3) The Corporation by action of its Board of Directors may redeem the whole or any part of the Stock at any time at one hundred dollars ($100) per share plus accrued and unpaid dividends thereon to the date fixed for redemption. Notice of the election of the Corporation to redeem any shares of Stock shall be given by mailing a copy of such notice to the holders of the shares to be redeemed at least thirty (30) days prior to the date fixed for such redemption. In the case of the redemption of a part only of the Stock outstanding, the Corporation shall designate by lot in a manner to be determined by the Board of Directors, the shares so to be redeemed. Any shares of Stock redeemed in accordance with the provisions of this paragraph 3 shall be cancelled and shall not be reissued.

                  If such notice of redemption shall have been duly mailed and if on or before the redemption date specified in such notice the funds necessary for such redemption shall be set aside so as to be and continue to be available therefor, then notwithstanding that any certificate of Stock so called for redemption shall not have been surrendered for cancellation, the dividends thereon shall cease to accrue from and after the date of redemption so specified, and all rights with respect to the Stock so called for redemption shall, forthwith after such redemption, cease and terminate, except only the right of the holder to receive the redemption price thereof, but without interest from the Corporation.

            (4) The holders of shares of Stock shall have no right to have any of said shares redeemed by the Corporation at the option of the holder.

            (5) In the event of any dissolution, liquidation, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of the Stock at the time outstanding shall be entitled to be paid in cash one hundred dollars ($100) per share together with the amount of all accrued and unpaid dividends thereon to the date of final distribution to such holders, before any distribution or payment shall be made to the holders of any other class of stock ranking junior to the Stock. The holders of the Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the Corporation other than the distributive amounts referred to in this paragraph.

            (6) The shares of Stock shall not be convertible into, or exchangeable for, shares of the Corporation's stock of any other class or classes, or of any other series of the same class.

            (7) So long as any shares of Stock are outstanding, the Corporation shall not, without the affirmative vote or the written consent as provided by law of the holders of a majority of (i) the outstanding shares of Stock, voting as a class, change the preferences, rights or limitations with respect to the Stock, in any material respect prejudicial to the holders thereof or (ii) the outstanding shares of each series of Preferred Stock, voting together as a class, change the preferences, rights or limitations with respect to the Preferred Stock, in any material respect prejudicial to the holders thereof; provided, however, that nothing in this paragraph 7 shall require such a class vote or consent (a) in connection with any increase in the total number of authorized shares of common stock of the Corporation, or (b) in connection with the issuance of any other series of presently authorized but unissued shares of Preferred Stock, one dollar ($1.00) par value, having such powers and relative, participating, optional and other special rights as shall be stated in the resolution or resolutions providing for the issue of such series as may be adopted by the Board of Directors prior to the issuance of shares thereof, in accordance with the laws of the State of Delaware, or (c) in connection with any increase or decrease in the number of authorized shares of Stock (but not below the number of shares of Stock then outstanding) stated in any future resolution or resolutions as may be adopted by the Board of Directors in accordance with the laws of the State of Delaware; and provided further, that the provisions of this paragraph 7 shall not in any way limit the right and power of the Corporation to issue any bonds, notes, mortgages, debentures and other obligations, and to incur indebtedness of banks and other lenders.

      IN WITNESS WHEREOF, Advest, Inc., has caused its corporate seal to be hereunto affixed and this certificate to be signed by ANTHONY A. LaCROIX, its

President, and attested by LEE G. KUCKRO, its Secretary, this 27th day of

October, 1980.

                                      ADVEST, INC.

[seal of certificate]

                                      /s/ Anthony A. LaCroix
                                      --------------------------
                                      Anthony A. LaCroix
                                      President

ATTEST:

/s/ Lee G. Kuckro
--------------------------
Lee G. Kuckro
Secretary

                           [seal of State of Delaware]
                                      State
                                       of
                                    DELAWARE
                        [graphic of crossed palm leaves]
                          Office of SECRETARY OF STATE





            I, Michael Harkins, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Change of Location of Registered Office of the companies represented by "The Corporation Trust Company", as it applies to "ADVEST, INC.", as received and filed in this office the twenty-seventh day of July, A.D. 1984, at 4:30 o'clock P.M.








                                     In Testimony Whereof, I have hereunto set my hand and official seal at Dover this tenth day of December in the in the year of our Lord one
                                         thousand nine hundred and
                                         eighty-seven.


            [seal of certificate]


                                         /s/ Michael Harkins
                                         ---------------------------------------
                                           Michael Harkins, Secretary of State

PAGE 508
                  STATE OF DELAWARE - DIVISION OF CORPORATIONS

                          CHANGES OF ADDRESS FILING FOR

                      CORPORATION TRUST AS OF JULY 27, 1984

                                    DOMESTIC



0831396 ADVEST, INC.                                             11/22/1976 D DE

                       CERTIFICATE OF CHANGE OF ADDRESS OF

                    REGISTERED OFFICE AND OF REGISTERED AGENT

             PURSUANT TO SECTION 134 OF TITLE 8 OF THE DELAWARE CODE


           To:   DEPARTMENT OF STATE
                 Division of Corporations
                 Townsend Building
                 Federal Street
                 Dover, Delaware 19903


      Pursuant to the provisions of Section 134 of Title 8 of the Delaware Code,

the undersigned Agent for service of process, in order to change the address of the registered office of the corporations for which it is registered agent,

hereby certifies that:

      1. The name of the agent is:              The Corporation Trust Company

      2. The address of the old registered office was:

            100 West Tenth Street
            Wilmington, Delaware 19801

      3. The address to which the registered office is to be changed is:

            Corporation Trust Center
            1209 Orange Street
            Wilmington, Delaware 19801

      The new address will be effective on July 30, 1984.

      4. The names of the corporations represented by said agent are set forth on the list annexed to this certificate and made a part hereof by reference.

               IN WITNESS WHEREOF, said agent has caused this certificate to be signed on its behalf by its Vice-President and Assistant Secretary this

         25th day of July, 1984.


                                    THE CORPORATION TRUST COMPANY
                                  ----------------------------------------------
                                     (Name of Registered Agent)

                                  By  /s/ Virginia Colwell
                                      ------------------------------------------
                                          (Vice-President)


ATTEST:

/s/ Mark Murray
----------------------------
   (Assistant Secretary)

                                 CERTIFICATE OF
                             ASSISTANT SECRETARY OF
                                  ADVEST, INC.




      I, David A. Horowitz, do hereby certify that I am the duly elected, qualified and acting Assistant Secretary of Advest, Inc. ("Advest"), and that as such I am authorized to certify on behalf of Advest as follows:

      1. Attached hereto is a true, complete and correct copy of the Articles of Incorporation of Advest, together with all amendments thereto, as in effect on the date of this Certificate.

      2. Attached hereto is a true, complete and correct copy of the Bylaws of Advest, together with all amendments thereto, as in effect on the date of this Certificate.

      IN WITNESS WHEREOF, I have signed this Certificate on behalf of Advest and
affixed the official seal of Advest on this       day of
                        , 198  .




                                            ____________________________________
                                            David A. Horowitz
                                            Assistant Secretary